Exhibit 10.6

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as this “Agreement”) was concluded and signed in China on October 31, 2018 by and between:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Party B: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Party A and Party B shall hereinafter be referred to individually as a “Party” and collectively the “Parties”.

Whereas,

1.                  Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China (hereinafter referred to as “China”) and has the necessary resources to provide technical services and consulting services.

2.                  Party B is a domestic company registered in China which, with approval of the relevant Chinese government authorities, may be engaged in the following business: technology development, technology promotion, technology transfer, technology consulting and technology services; computer system services; basic software service and application software service; software development; software consulting; product design; model design; packaging and decoration design; arts and crafts design; market research; organization of cultural and artistic exchange activities (excluding commercial performances); exhibition and display activities; and conference services. (The items subject to approval according to law shall only be carried out according to the contents approved by the relevant authorities.)

3.                  Party A agrees to make use of its advantages in human resources, technology and information to provide Party B with exclusive technical and business support, business consulting and other services during the term of this Agreement, and Party B agrees to accept such exclusive services provided by Party A or its designee according to the terms of this Agreement.

Now therefore, the Parties have reached agreement as follows through consultation:

1.           Delivery of Services by Party A

1.1                              In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as its exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services during the term of this Agreement. The specific contents thereof shall include all services determined by Party A from time to time within the scope of Party B’s business, including but not limited to: technical services, personnel training, network support, business consulting, intellectual property licensing, equipment or office leasing, market consulting, system integration, product development and system maintenance.

1.2                              Party B agrees to accept the consultation and services provided by Party A. Party B further agrees that, except with the prior written consent of Party A, Party B shall neither accept any consultation and/or services provided by any third party nor cooperate with any third party with respect to matters set forth herein during the term of this Agreement. Party A may designate other parties (who may enter into certain agreements with Party B as described in Section 1.3 hereof) to provide consultation and/or services hereunder to Party B.

1.3                              Mode of Service Delivery

1.3.1                     Party A and Party B agree that during the term of this Agreement, both Parties may enter into other technical service agreements and consulting service agreements either directly or through their respective affiliates to set forth the specific contents, methods, personnel and fees of the specified technical service and consulting service.

1.3.2                     For the performance of this Agreement, Party A and Party B agree that, within the term of this Agreement, the Parties may enter into an intellectual property license agreement (including but not limited to: software, trademarks, patents, technical secrets) either directly or through their respective affiliates, which shall permit Party B to use the relevant intellectual properties of Party A at any time according to the business needs of Party B.

1.3.3                     For the performance of this Agreement, Party A and Party B agree that, within the term of this Agreement, the Parties may enter into a leasing agreement for equipment or plants either directly or through their respective affiliates, which shall allow Party B to use the relevant equipment or plants of Party A at any time according to the business needs of Party B.

2.             Calculation and Payment Methods of the Service Fees

The Parties agree that Party A shall issue an invoice to Party B on a quarterly basis according to the workload and commercial value of the technical services it provides to Party B and  at the price agreed by the Parties and Party B shall pay the consulting and service fees to Party A according to the date and the amount set forth on the invoice. Party A shall have the right at any time to adjust the standards of the consulting and service fees according to the quantity and content of the consultation and services it provides to Party B.

Within fifteen (15) days after the end of each financial year, Party B shall provide Party A with the financial statements and all business records, business contracts and financial information necessary for the preparation of the financial statements for such financial year. If Party A raises any doubt about the financial information provided by Party B, it may appoint a reputable independent accountant to audit the relevant information. Party B shall cooperate in this respect.

3.             Intellectual Properties and Confidentiality

3.1                              Party A shall have exclusive and proprietary rights and interests in all rights, titles, interests and intellectual properties arising out of or created by the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others.

3.2                              The Parties acknowledge that any oral or written information exchanged in connection with this Contract is confidential. Each Party shall keep confidential all such information and not disclose any such information to any third party without the written consent of the other Party, except for the information that (a) is or becomes generally available to the public (other than as a result of any disclosure by the recipient to the public); (b) is required to be disclosed by the applicable laws or the rules or requirements of any stock exchange; (c) is required to be disclosed by any Party to its legal counsels or financial advisers in connection with the transactions contemplated hereunder, provided that such legal counsels or financial advisers shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees or agencies engaged by a Party shall be deemed as disclosure of such confidential information by such Party, and such Party shall be liable for breach of this Agreement by the aforesaid employees or agencies. This Section shall survive termination of this Agreement for any reason whatsoever.

3.3                             The Parties agree that this Section shall remain in effect regardless of whether this Agreement is modified, annulled or terminated.

4.             Representations and Warranties

4.1          Party A hereby represents and warrants as follows:

4.1.1                Party A is a company duly registered and validly existing under the Chinese laws.

4.1.2                The execution and performance of this Agreement by Party A is within the scope of its legal personality and its business operation; Party A has taken the necessary corporate actions to acquire duly authorization and obtained the consent and approval of third parties and government authorities; and Party A shall not violate any legal or other restrictions that have a binding force or influence on Party A.

4.1.3                This Agreement constitutes legal, valid and binding obligations of Party A, enforceable in accordance with the terms of this Agreement.

4.2      Party B hereby represents and warrants as follows:

4.2.1                Party B is a company duly registered and validly existing under the Chinese laws, which may, with the approval of the relevant government authorities of China, be engaged in the business activities it is currently engaged in.

4.2.2    The execution and performance of this Agreement by Party B is within the scope of its legal personality and its business operation; Party B has taken the necessary corporate actions to acquire duly authorization and obtained the consent and approval of third parties and government authorities; and Party B will not violate any legal or other restrictions that have a binding force or influence on Party B.

4.1.3     This Agreement constitutes legal, valid and binding obligations of Party B, enforceable in accordance with the terms of this Agreement.

5.             Effectiveness and Term

5.1                             This Agreement is executed on the date first above written and shall come into effect from that date. This Agreement shall remain in effect for 10 years unless terminated early in accordance with this Agreement or any other agreement otherwise entered into by the Parties. After the signing of this Agreement, the Parties shall review this Agreement every three months to decide whether to modify or supplement the provisions of this Agreement according to the actual situation at that time.

5.2                             Prior to the expiry of this Agreement, the term hereof may be extended upon Party A’s written confirmation. The extended term shall be decided by Party A unilaterally, which shall be accepted by Party B unconditionally.

6.             Termination

6.1                             This Agreement shall be terminated on the date of expiry unless renewed in accordance with the relevant provisions of this Agreement.

6.1                               During the term hereof, Party B shall not terminate this Agreement before the expiry of the term hereof unless Party A commits serious negligence or fraud against Party B. However, Party A shall have the right to terminate this Agreement at any time by giving a written notice to Party B 30 days in advance.

6.2                               The rights and obligations of the Parties under Sections 3, 7 and 8 hereof shall survive the termination of this Agreement.

7.             Governing Law and Dispute Settlement

7.1                               The execution, validity, interpretation, performance, modification and termination of this Agreement and the settlement of disputes under this Agreement shall be governed by the Chinese laws.

7.2                               Any dispute arising from the interpretation and performance of this Agreement shall be settled by the Parties through consultation in good faith. If the Parties fail to reach an agreement on the settlement of the dispute within 30 days after either Party requests the other Party to settle the dispute through consultation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties.

7.3                               Upon the occurrence of any dispute arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters in dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and to perform their respective obligations under this Agreement.

8.             Indemnity

Party B shall indemnify and hold harmless Party A from and against any loss, damage, liability and expenses incurred in any litigation, claim or any other request against Party A arising from or out of the consultation and services provided by Party A at the request of Party B, unless such loss, damage, liability or expenses arising from Party A’s gross negligence or willful misconduct.

9.             Notice

9.1                               All notices and other communications required or given pursuant to this Agreement shall be delivered by hand or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be followed by a confirmation copy by E-mail. The dates on which notices are deemed effectively served shall be determined as follows:

9.1.1                    Notices served by hand, by courier service or by registered mail, postage prepaid, shall be deemed effectively served on the date of delivery or refusal at the delivery address specified for notices.

9.1.2                    Notices given by facsimile transmission shall be deemed effectively served on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2          For the purpose of notice, the addresses of the Parties are as follows:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

Party B: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

9.3                              Either Party may at any time change its address for receiving notices by a notice delivered to the other Party in accordance with the terms in this Section.

10.          Transfer

10.1                       Without Party A’s prior written consent, Party B shall not transfer its rights and obligations hereunder to any third party.

10.2                       Party B agrees that Party A may transfer its rights and obligations under this Agreement to any third party by giving a prior written notice to Party B without Party B’s prior consent.

11.          Severability

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect pursuant to any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired. The Parties shall, through consultations in good faith, strive to replace such invalid, illegal or unenforceable provisions with effective provisions to the maximum extent permitted by law and intended by the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.          Modifications and Supplements

Any modification or supplement to this Agreement shall be made in writing. The modification agreement and the supplementary agreement signed by the Parties and related to this Agreement shall be an integral part of this Agreement, which shall have the same legal effect as this Agreement.

13.          Language and Counterparts

This Agreement is made in Chinese in duplicate, with each party holding one copy, which shall have the same legal effect.

- Followed by the Signature Page -

No text below and the Signature Page of the Exclusive Business Cooperation Agreement

Party A:

Beijing Yueke Technology Co., Ltd.
[Company seal is affixed]
Legal Representative:	/s/ WANG Ying

Party B:

Beijing Wuxin Technology Co., Ltd.
[Company seal is affixed]
Legal Representative:	/s/ WANG Ying